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                                                                  EXHIBIT 10.21


                           INVESTMENT MONITORING AGREEMENT

         This INVESTMENT MONITORING AGREEMENT (this "Agreement"), is entered into as of September 10, 1996 by and between Levine Leichtman Capital Partners, Inc., a California corporation ("LLCP"), on the one hand and Media Arts Group, Inc., a Delaware corporation ("MEDIA ARTS" or the "COMPANY"), Thomas Kinkade Stores, Inc., a California corporation ("TKSI"), MAGI Entertainment Products, Inc. a California corporation ("MAGI ENTERTAINMENT") and MAGI Sales, Inc., a California corporation ("MAGI SALES"), on the other hand. TKSI, MAGI Entertainment and MAGI Sales are collectively referred to herein as the "SUBSIDIARIES" and are sometimes referred to as a "SUBSIDIARY."

                                      BACKGROUND

         A. LLCP is an affiliate of Levine Leichtman Capital Partners, L.P., a California limited partnership ("Investor"). Investor has entered into that certain Security Purchase Agreement dated July 7, 1995 which was amended pursuant to that certain First Amendment To Securities Purchase Agreement dated March 12, 1996 (as the same from time to time may be amended, "Securities Purchase Agreement") by which Investor has made an investment in the Company. Investor desires to have LLCP monitor its investment pursuant to the terms and conditions set forth herein.

         B. The Company acknowledges Investor's desire to monitor its investment and also desires to have the benefits to be derived from LLCP's review of the Company's financial condition and performance as provided in this Agreement, including, without limitation, the benefits of establishing an Operating Committee as provided herein.

                                      AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERM. This Agreement may be terminated, at any time from and after March 31, 1998, upon thirty (30) days prior written notice by either the Company or LLCP, effective as of the last day of any month; provided, however, that the termination of this Agreement shall not affect in any way the Company's obligation to pay any fees payable pursuant to Section 5, to the extent such obligation arose prior to such termination, or its obligation to indemnify LLCP and its employees, officers, partners, affiliates, agents, attorneys, accountants and representatives pursuant to Section 6.

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         2.   OPERATING COMMITTEE.  The Company hereby establishes an
Operating Committee (the "Operating Committee") to, among other things, (i) review the Company's and the Subsidiaries' annual operating and capital budget; (ii) compare budgeted versus actual performance; (iii) review strategic planning for the Company and the Subsidiaries ; (iv) analyze working capital management; (v) review cash flow performance in relationship to the Company's and the Subsidiaries' financial arrangements; (vi) monitor compliance with all outstanding financial obligations; (vii) review all employee compensation and incentives; (viii) review operating expenses; and
(ix) review employee agreements and policies. The Operating Committee shall also consider such additional matters concerning the operations of the Company or the Subsidiaries as the Operating Committee shall deem advisable. The Operating Committee shall not constitute a committee designated by the Board of Directors pursuant to Article 3 Section 8 of the Company's Bylaws or
Section 311 of the General Corporation Law of the State of California or
Section 141 of the General Corporation Law of the State of Delaware, and shall not have any authority to act in the name of or on behalf of the Company or the Subsidiaries, but the Operating Committee shall have the right to make suggestions and to recommend actions to the Board of Directors of the Company or of any Subsidiary of the Company or to any committee of any such Board of Directors, either in writing or by attending, through a representative, a meeting of such Board of Directors or such committee. The Operating Committee shall at all times be comprised of two members of the senior management of the Company and up to two representatives of LLCP. The initial members of the Operating Committee shall be: Ken Raasch and Bud Peterson (from the Company) and Mark Mickelson (from LLCP). The Company shall use reasonable efforts to make the financial officers of the Company and the Subsidiaries and other members of senior management available, when required, to attend each meeting of the Operating Committee to review the financial package and discuss other matters.

         3. MEETINGS; QUORUM; FINANCIAL INFORMATION TO BE DELIVERED. Regular meetings of the Operating Committee shall take place on or about 20th of each month (or the next succeeding Business Day, if the 20th is not a Business Day), commencing on September 20, 1996. In addition to such regular meetings, special meetings may be called by any member of the Operating Committee if such member reasonably believes that there are matters which are appropriate for consideration by the Operating Committee which it is necessary or desirable to address prior to the next scheduled meeting of the Operating Committee.
Meetings may be conducted by telephone so long as each of the persons attending can hear each of the other persons attending the meeting. The Company's financial officers shall use reasonable efforts to prepare a financial package for delivery to all Operating Committee members at least 72 hours prior to each regularly scheduled monthly meeting. The financial package shall include, among other things, (i) a consolidated and consolidating balance sheet, statement of operations and statement of cash flows for the Company for the most recent one-month period, and for the year-to-date period, (ii) a comparison of the actual results of operations for such periods to the same periods in the prior year and to the Company's and the Subsidiaries' budget and forecast, (iii) an explanation of any variances in such actual results of operations from such budget and forecast, (iv) an analysis of the Company's and the Subsidiaries' personnel (headcount) along functional lines indicating the


                                          2.

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number of sales and marketing personnel and administrative personnel, and (v)
such other financial information as any member of the Operating Committee may from time to time reasonably request.

         4. OTHER MONITORING ACTIVITIES. During the term of this Agreement, the Company and the Subsidiaries shall provide LLCP with any financial or other information reasonably requested by LLCP, and shall make available to LLCP an opportunity to meet with officers, directors and other employees of the Company or any Subsidiary upon reasonable request of LLCP. In addition, LLCP shall, with prior notice to the Company, be free to meet with the Company's or the Subsidiaries' lenders at any time and from time to time. Such notice shall include the topics to be discussed and shall provide an opportunity for a representative of the Company to participate in such meeting.

         5. COMPENSATION. For services rendered by LLCP under this Agreement, the Company shall pay to LLCP a monthly monitoring fee of $12,500, which shall be paid monthly by wire transfer to: Bank of America, Century City, Private Banking, 2049 Century Park East, Los Angeles, California 90067, ABA No. 121000358, Account No. 1154501726, Attention: Cheryl Stewart (or such other account as LLCP shall designate in writing) on the last Business Day of each month, during the term of this Agreement, commencing September 30, 1996. In no event shall LLCP be obligated to refund any portion of the monitoring fee paid to it for any reason.

         6. INDEMNIFICATION. In the event that LLCP becomes involved in any capacity in any action, proceeding or investigation brought by or against any person or entity in connection with any matter involving the Operating Committee or LLCP's role in monitoring Investor's investment in the Company or any Subsidiary, the Company and each Subsidiary shall indemnify and hold LLCP harmless from and against any and all costs, expenses, liabilities, claims, damages and losses, including attorneys' fees and the cost of any investigation and preparation, incurred in connection therewith other than as a result of LLCP's wilful misconduct or gross negligence. If for any reason the foregoing indemnification is not available for any reason or is not sufficient to hold LLCP harmless, then the Company and each Subsidiary shall contribute to the amount of all costs, expenses, liabilities, claims, damages and losses paid or payable by such LLCP in such proportion as is appropriate to reflect not only the relative benefits received by the Company or any Subsidiary, on the one hand, and LLCP, on the other hand, but also the relative fault of each, as well as any other equitable considerations. The Company's and each Subsidiary's reimbursement, indemnity and contribution and compensatory obligations shall be in addition to any liability the Company or any Subsidiary may otherwise have at law or under any other agreement, and such obligations shall extend, upon the same terms, to all of LLCP's employees, officers, partners, affiliates, agents, attorneys, accountants and representatives. This Section 6 shall survive indefinitely the termination of this Agreement.

         7. CONFIDENTIALITY. LLCP shall keep confidential any information provided to it in its capacity as a member of the Operating Committee and shall not use any such information except in connection with Investor's investment in the Company and the Subsidiaries; provided, however, that LLCP may disclose any such confidential information (i) to any of LLCP's


                                          3.

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employees, officers, partners, affiliates, agents, attorneys, accountants and representatives, (ii) upon the order of any court or administrative agency or as otherwise required by law, (iii) upon the request, order or demand of a governmental or administrative agency to provide information to it, (iv) that is in the public domain by reason of prior publication not attributable to any act or omission of LLCP or any of its employees, officers, partners, affiliates, agents, attorneys, accountants and representatives, and (v) in connection with the exercise of any remedy under the Securities Purchase Agreement or any related agreement; provided, however, that with respect to Section 7(v) such confidential information obtained under this Agreement could have been obtained under the Securities Purchase Agreement. LLCP acknowledges that, to the extent any of the Company's securities are at any time publicly traded, possession of the information obtained pursuant to this Agreement may constitute the possession of material non-public information and may preclude LLCP from buying or selling such publicly traded securities.

         8. NON-EXCLUSIVE. Nothing in the Agreement shall restrict LLCP or any person affiliated with LLCP from any other activity, including, without limitation, the providing of services similar to those provided to the Company or any Subsidiary hereunder to other persons or entities.

         9. MODIFICATION. No waiver or modification of this Agreement shall be binding unless it is in writing signed by both of the parties hereto.

         10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         11. GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles thereof regarding conflicts of laws.

         12.  WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, AND UNDERSTANDING THEY ARE WAIVING A CONSTITUTIONAL RIGHT, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTIED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT, THE


                                          4.

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SECURITIES PURCHASE AGREEMENT AND/OR ANY RELATED AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, the parties have caused this Investment Monitoring Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

MEDIA ARTS GROUP, INC.,                MAGI SALES, INC.
a Delaware corporation                 a California corporation


By: /s/ Illegible                      By: /s/ Illegible
    -------------------------------       -------------------------------------

Name:                                  Name:
    ------------------------------          -----------------------------------

Title:                                 Title:
     -----------------------------           ----------------------------------

THOMAS KINKADE STORES, INC.,           MAGI ENTERTAINMENT
a California corporation               PRODUCTS, INC., California corporation

By: /s/ Illegible                      By: /s/ Illegible
    -------------------------------        ------------------------------------

Name:                                  Name:
    ------------------------------          -----------------------------------

Title:                                 Title:
     -----------------------------           ----------------------------------

Acknowledged:

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation


By: /s/ Arthur E. Levine
    -------------------------------
    Arthur E. Levine, President


                                          5.